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                                                                   EXHIBIT 4.2

                              E. KHASHOGGI INDUSTRIES

                               STOCK OPTION AGREEMENT


I.   NOTICE OF STOCK OPTION GRANT


     OPTIONEE:




     You have been granted an option to purchase Common Stock of EarthShell Container Corporation, a Delaware corporation ("ECC"), subject to the terms of this Option Agreement, as follows:

     Grant Number:                                 No.  ________

     Date of Grant:                                July 1, 1994

     Exercise Price per Share:                     $700.00

     Total Number of Shares Granted:
                                                   ---------------

     Total Exercise Price:                         $
                                                   ---------------

     Type of Option:                              Nonstatutory Stock Option

     Term/Expiration Date:                         July 31, 2003

          VESTING SCHEDULE:

     This Option shall become exercisable in one or more installments, in the amounts and on the dates set forth below:

     25% after 1 year, 25% after 2 years, and 50% after 3 years from the Date of Grant.

          TERMINATION PERIOD:

     This Option may be exercised for six months after termination of employment or consulting relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided herein, but in no event later than the Term/Expiration Date as provided above.

II.  AGREEMENT

     1. GRANT OF OPTION. E. Khashoggi Industries, a California general partnership (the "Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the total number of shares of Common Stock (the "Shares") of ECC set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions this Agreement.

     2.   EXERCISE OF OPTION.    This Option shall be exercisable during its
term in accordance with the Exercise Schedule set out in the Notice of Grant except as provided as follows:

          (i)   RIGHT TO EXERCISE.

                (a) This Option may not be exercised for a fraction of a share.

                (b) In the event of Optionee's death, disability or other termination of employment, the exerciasblility of the Option is governed by Sections 5, 6, and 7 below, subject to the limitation contained in subsection 2(i)(c).

                (c) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

          (ii)  METHOD OF EXERCISE.     This Option shall be exercisable by
written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary or other appropriate official of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

     No Shares will be issued pursuant to the exercise of an Option unless such transfer and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3.   OPTIONEE'S REPRESENTATIONS.     In the event the Shares purchasable
pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

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     4.   METHOD OF PAYMENT.     Payment of the Exercise Price shall be by any
of the following, or a combination thereof, at the election of the Optionee:

          (i)   cash; or

          (ii)  check; or

          (iii) promissory note (as agreed to by the Company); or

          (iv) surrender of other shares of Common Stock of ECC which are owned by the Optionee and have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised.

     5.   TERMINATION OF RELATIONSHIP.     In the event of termination of
Optionee's Continuous Status as an Employee or Consultant of the Company, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     6.   DISABILITY OF OPTIONEE.     Notwithstanding the provisions of Section
5 above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant of the Company as a result of total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), Optionee may, but only within twelve (12) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     7.   DEATH OF OPTIONEE.     In the event of termination of Optionee's
Continuous Status as an Employee or Consultant of the Company as a result of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

     8.   NON-TRANSFERABILITY OF OPTION.     This Option may not be transferred
in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him/her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     9.   TERM OF OPTION.     This Option may be exercised only within the term
set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

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     10.  TAX CONSEQUENCES.     Set forth below is a brief summary as of the
date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (i) EXERCISE OF NONSTATUTORY STOCK OPTION. There may be a regular federal income tax liability and California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (ii) DISPOSITION OF SHARES.     In the case of an nonqualified stock
option, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes

                                   E. Khashoggi Industries,
                                   a California Partnership


                                   By:  E. Khashoggi Holdings, L.P.
                                        Its Managing General Partner

                                   By:  E. Khashoggi Industries, Inc.
                                        General Partner of E. Khashoggi
                                        Holdings, L.P.




                                        By:
                                           ----------------------------
                                           Essam Khashoggi, President


     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, SHALL CONFER UPON OPTIONEE

ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY OF THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or intepretations of the Company upon any questions arising under this Option.


Dated:
      ---------------------------        ------------------------------
                                         Optionee

                           STOCK OPTION AMENDMENT AGREEMENT


     This Stock Option Amendment Agreement (the "Agreement"), is made effective as of February 15, 1995, by and between "Optionee" ("Optionee") and E. Khashoggi Industries, a California general partnership (the "Company").

     Whereas, the Company has granted to Optionee an option to purchase common stock of Earthshell Container Corporation, a Delaware corporation ("ECC"), pursuant to a Stock Option Agreement (the "Option Agreement") by and between the Company and Optionee, dated July 1, 1994; and more specifically identified as Grant No. ("Grant").

     WHEREAS, the parties desire to amend certain provisions of the Option Agreement;

     NOW, THEREFORE, in consideration of the premises set forth herein and for such other good and valuable consideration the receipt and sufficiency is hereby acknowledged, the parties hereto agree as follows:

     1. The term "Termination Period" as defined under Section I of the Option Agreement is hereby amended in its entirety to read as follows:

     TERMINATION PERIOD:

          This Option may be exercised for six months after the termination of a continuous relationship with the Company as an employee and/or consultant, as applicable, or such longer period as may be applicable upon death or disability of Optionee as provided herein, but in no event later than the Term/Expiration Date as provided above. For example, if Optionee terminates employment with the Company and immediately thereafter continues as a consultant of the Company, the Termination Period will not commence because Optionee has a continuous relationship with the Company, first as an employee and then as a consultant.

     2. Paragraph 5 of Section II of the Option Agreement is hereby amended in its entirety to read as follows:

          5. TERMINATION OF RELATIONSHIP. In the event of any termination of Optionee's continuous relationship with the Company as an employee and/or consultant, as applicable, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise the Option during, but in no event later than, the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate. Notwithstanding the foregoing, if Optionee's relationship with the Company as an employee is terminated by the Company, other than for cause, Optionee may, to the extent otherwise so entitled at the date of such termination, exercise the Option at anytime after Optionee's termination but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below.

     3. All other terms and conditions of the Option Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement by their duly authorized representative.


OPTIONEE:                     COMPANY:


                              E. KHASHOGGI INDUSTRIES, a California partnership
-----------------------
[Optionee]                    By:     E. Khashoggi Holdings, L.P.,
                                      Its: Managing General Partner

                              By:     E. Khashoggi Industries, Inc.
                                      Its: General Partner of E. Khashoggi
                                           Holdings, L.P.

                              By:
                                  ------------------------------------------
                                   Essam Khashoggi, President


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